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         EMPLOYMENT AGREEMENT dated as of February 10,1997, between LOREN
LEMCKE, residing at One Fairwind Court, Northport, NY 11768("Employee"), and INTEGRATED TECHNOLOGY USA, INC., a Delaware corporation(the "Company").

                                    Preamble

         The parties hereto desire to enter into this Agreement in order to set forth the terms pursuant to which the Company will employ Employee and Employee will serve as an employee of the Company.

         Accordingly, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              Employment and Duties

         SECTION 1.1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Employee, and Employee agrees to serve as an employee of the Company, during the term provided for herein.

         SECTION 1.2. Duties. During his employment hereunder, Employee shall serve as Executive Vice President and Chief Operating Officer of the Company and shall perform such duties compatible with his position as may from time to time be assigned to him by the President of the Company. Employee's authority shall be subject at all times to the direction and control of the Company's Board of Directors and to its discretion to determine the Company's policies. Employee shall perform his duties hereunder faithfully, diligently and competently.

         SECTION 1.3. Extent of Services. During his employment hereunder, Employee shall devote his full business time, energy, attention and skill to the performance of his duties hereunder and (subject to the following sentence) shall not, directly or indirectly, engage in any other business or professional activity (whether or not such activity is pursued for gain, profit or other pecuniary advantage and whether or not during normal business hours) or have any interest in any such other business or professional activity. Notwithstanding the foregoing, Employee may:

                  (i) invest in any business, provided that (a) the investment is passive (i.e., Employee is not required to, and in fact does not, provide any services to or on behalf of such business) and (b) the business invested in is not competitive with any aspect of the business of the Company (except that the limitation imposed by this clause (b) shall not apply to an investment in the securities of a publicly

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         traded company as long as Employee does not own at any time 5% or more of any class of the equity securities of such company); and

                  (ii) participate in charitable or community activities or in trade or professional organizations and/or publish papers or books,

         provided that the Board of Directors shall have the right to limit such activities on the part of Employee whenever the Board of Directors reasonably believes that the time spent by Employee on such activities infringes upon the time required by Employee for the performance of his duties hereunder.

         SECTION 1.4. Place of Employment. During his employment hereunder, Employee's principal place of employment shall be located at the Company's headquarters in Teaneck, New Jersey (or such other location selected by the Company that is in Manhattan, NY, or within 50 miles of Manhattan, NY); provided, however, that Employee may be required to travel for business purposes (it being understood by Employee that extensive travel may be required).

                                   ARTICLE II

                                  Compensation

         As full consideration for his services under this Agreement, Employee shall be entitled to the following compensation:

         SECTION 2.1. Base Salary. The Company shall pay Employee a base salary ("Base Salary"), in equal semi-monthly installments, at a rate per annum determined from the table below.

Period during term                                  Base Salary (rate per annum)
------------------                                  ----------------------------

12-month period commencing on
  the Commencement Date (as
  defined in Section 3.1
  hereof) ................................................ $140,000

12-month period commencing on
  the first anniversary of the
  Commencement Date....................................... $150,000

12-month period commencing on
 the second anniversary of the
 Commencement Date........................................ $160,000

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         SECTION 2.2. Incentive Compensation. (a) The following terms shall have the following meanings:

         "Adjusted Net Sales" with respect to any calendar year shall equal (i) the Company's consolidated net sales for such year minus (ii) the amount of such consolidated net sales (if any) that is attributable to Excluded Products (as hereinafter defined). For purposes of the foregoing, "Excluded Products" means new products that the Company may hereafter acquire through acquisition transactions; provided, however, that a product acquired through an acquisition transaction will cease to be an Excluded Product commencing on the first day of the calendar year immediately following the calendar year in which the acquisition is completed. (For example, if the Company completes an acquisition in June 1997, the products acquired through such acquisition would be Excluded Products until January 1, 1998, and sales attributable to such products would be excluded in calculating 1997 Adjusted Net Sales and included in calculating 1998 Adjusted Net Sales.)

         "Maximum Bonus Amount" with respect to any calendar year indicated below shall equal the amount specified below with respect to such year:

Calendar Year                                              Maximum Bonus Amount
-------------                                              --------------------

1997...................................................... $60,000

1998......................................................  65,000

1999......................................................  75,000

         "Sales Target" with respect to any calendar year indicated below shall equal the amount specified below with respect to such year:

Calendar Year                                              Sales Target
-------------                                              ------------

1997...................................................... $ 7,900,000

1998......................................................  10,300,000

1999......................................................  13,500,000

         All accounting terms used in this Section 2.2(a) shall, unless otherwise specifically provided, have the meanings customarily given them in accordance with generally accepted U.S. accounting principles, and all financial computations hereunder shall, unless otherwise specifically provided, be computed in accordance with generally accepted U.S. accounting principles consistently applied.

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         (b) The Company shall be obligated to pay Employee bonuses based upon the Company's achieving sales targets to the extent set forth below:

                  (i) if in a calendar year the Company's Adjusted Net Sales is equal to or greater than 130% of the Sales Target Amount for such year, the Company shall pay Employee a bonus in respect of such year equal to the Maximum Bonus Amount for such year;

                  (ii) if in a calendar year the Company's Adjusted Net Sales is equal to or less than 70% of the Sales Target Amount for such year, the Company shall not be required to pay Employee any bonus in respect of such year;


                  (iii) if in any calendar year the Company's Adjusted Net Sales is greater than 70% of the Sales Target Amount for such year and less than 130% of such Sales Target Amount, the bonus amount that the Company is required to pay shall be extrapolated from the bonus amounts provided for in the preceding two clauses by using a linear progression to increase the bonus amount from zero to the Maximum Bonus Amount (e.g., if Adjusted Net Sales is exactly equal to the Sales Target Amount, the bonus would equal 50% of the Maximum Bonus Amount).

         The bonus provided for above is expressed mathematically as follows:

         Bonus Amount*= the lesser of (x) the Maximum Bonus Amount and
         (y)[(actual Adjusted Net Sales for year divided by Sales Target for year) minus 1)] multiplied by (Maximum Bonus Amount for year divided by 0.6) plus (50% of Maximum Bonus Amount for such year)

         *If the bonus amount is a negative number it will be treated as zero.

         For example, if 1997 Adjusted Net Sales is equal to $7,800,000, the bonus amount would be calculated as follows:

         Bonus Amount= the lesser of (x) $60,000 and (y) [($7,800,000 divided by $7,900,000) minus 1)] multiplied by ($60,000 divided by 0.6) plus (50% of $60,000)=$28,734

The potential bonuses provided for in this Section 2.2(b) shall apply to 1997 and to any calendar year subsequent to 1997 that commences during the specified term of this Agreement (or during any period thereafter during which the Company is required to compensate Employee pursuant to Section 3.1(b) hereof). Any compensation that the Company is required to pay pursuant to this Section 2.2(b) is referred to as "Incentive Compensation". Employee understands and acknowledges that the Company may at any

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time in its sole discretion discontinue marketing any or all of its products notwithstanding the fact that such course of action may reduce or eliminate Employee's ability to earn Incentive Compensation.

         (c) Any Incentive Compensation payable to Employee with respect to any calendar year shall be paid within 120 days after the end of such year. All calculations relating to Incentive Compensation shall be made by the independent public accountants of the Company. Any determination of such accountants shall be final and binding upon the parties.

         (d) If Employee's employment hereunder terminates for any reason other than at the end of a calendar year, Employee's Incentive Compensation for that year (if any) shall be prorated, based upon the number of days in the year that elapsed prior to such termination; provided, however, that Employee shall not be entitled to receive any Incentive Compensation with respect to a year, if prior to the end of such year Employee's employment hereunder is terminated for Cause pursuant to Section 3.2 hereof or as a result of Employee's voluntary resignation.

         SECTION 2.3. Fringe Benefits. (a) Commencing on the first anniversary of the Commencement Date, Employee shall be entitled to participate in any medical or dental program from time to time generally made available by the Company (or any United States subsidiary of the Company) to its employees (but only to the extent that Employee meets the eligibility requirements for such programs). Employee understands that the Company does not currently make any such programs available and has no obligation to do so in the future. Employee further understands that the Company's foreign subsidiaries may make available to their respective employees such programs and that Employee will not have any right to participate in any program of any of the Company's foreign subsidiaries.

         (b) The Company shall provide Employee with the use of a Company owned (or Company leased) car of his choice and shall pay or reimburse Employee for all reasonable expenses incurred in connection with such car for repairs, maintenance and insurance; provided, however, that the Company shall not be required to expend more than $750 per month in order to provide Employee with the benefits provided for by this Section 2.3(b).

         (c) Employee shall be entitled to two weeks of paid vacation per year. Such vacation shall be taken at such time or times as shall be mutually agreed to by the President of the Company and Employee.

         SECTION 2.4. Reimbursement of Expenses. (a) The Company shall reimburse Employee for up to $1,000 of legal expenses incurred by him in connection with entering into this Agreement.

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         (b) The Company shall reimburse Employee for expenses incurred by him in connection with the performance of his duties hereunder, in accordance with, and subject to, the Company's regular policies from time to time in effect regarding reimbursement of expenses and the documentation required in connection therewith.

         SECTION 2.5. Stock Options. On the Commencement Date, the Company shall grant to Employee an option to purchase 175,000 shares of the Company's Common Stock, such option to provide for the terms set forth in Annex 1 hereto.

         SECTION 2.6. Withholding, Etc. The right of Employee to receive compensation hereunder shall be subject to all federal, state and local withholding taxes and social security taxes.

                                   ARTICLE III

                           Term and Early Termination

         SECTION 3.1. Term. (a) The term of Employee's employment hereunder shall commence on February 10, 1997 (the "Commencement Date") and end on the third anniversary of the Commencement Date (subject to earlier termination as provided in Sections 3.2, 3.3, 3.4, 3.5 and 3.6 hereof).

         (b) The fact that Employee may continue to be employed by the Company after the specified term of this Agreement shall not create any implication that the term of this Agreement has been extended (i.e., if Employee continues to be employed by the Company as aforesaid, he will be an employee "at will"). However, during any period that Employee (with the consent of the Company) continues to be employed by the Company after the specified term of this Agreement, the Company shall continue to pay employee Base Salary and Incentive Compensation in accordance with Sections 2.1 and 2.2(b)hereof (unless a new agreement relating to compensation has been entered into). Any Base Salary payable pursuant to this Section 3.1(b) shall be at the rate in effect immediately prior to the end of the specified term of this Agreement.

         SECTION 3.2. Termination by Company For Cause. The Company may at any time terminate Employee's employment hereunder for Cause by delivering notice of termination to Employee(such termination to be effective upon delivery of such notice). For purposes of this Agreement, "Cause" means the occurrence of any of the following:

                  (i) Employee is convicted of a felony or commits an act of moral turpitude;

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                  (ii) any material breach by Employee of any of his obligations under this Agreement, which breach is not cured within 10 days after Employee receives notice thereof from the Company;

                  (iii) Employee performs his duties hereunder with gross negligence or engages in gross misconduct that materially injures the Company; or

                  (iv) any material breach by Employee of his fiduciary duties as an employee of the Company.

         SECTION 3.3. Termination by Company Upon Employee's Disability. (a) If Employee becomes Disabled, the Company may elect to terminate Employee's employment hereunder by delivering notice of termination to Employee (such termination to be effective upon delivery of such notice). For purposes of this Agreement, Employee shall be deemed to be "Disabled" if as a result of any physical or mental disability, Employee shall fail to perform any of his duties hereunder for 45 days (whether or not consecutive) in any 12-month period.

         (b) The failure of Employee to perform any of his duties hereunder as a result of any illness or any physical or mental disability shall not be considered a breach of this Agreement by Employee and he shall continue to have the right to receive the full compensation provided for herein as long as he continues to be employed hereunder (but the Company may terminate Employee's employment to the extent provided in Section 3.3(a) hereof). If, while employed hereunder, Employee receives any disability payments under any disability insurance policy provided by the Company, the amount so received shall be credited against the Company's obligation to pay Base Salary to Employee.

         SECTION 3.4. Termination by Company for Convenience. The Company may at any time elect to terminate Employee's employment hereunder for convenience by delivering to Employee a notice of termination that specifically references this
Section 3.4 and states that it is a termination for convenience(such termination to be effective upon delivery of such notice). If the Company terminates Employee's employment pursuant to this Section 3.4, the Company shall pay to Employee on or prior to the 30th day following the effective date of such termination, a lump-sum payment equal to the lesser of (i)six-month's Base Salary (calculated based upon the Base Salary rate in effect immediately prior to the time of termination) and (ii) the aggregate amount of Base Salary that Employee would have been entitled to receive hereunder in respect of the Remaining Term (as hereinafter defined) had Employee's employment hereunder continued until the third anniversary of the Commencement Date (rather than being terminated earlier pursuant to this Section 3.4). For purposes of the foregoing, the "Remaining Term" means the period commencing on the date as of which Employee's employment hereunder is

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terminated pursuant to this Section 3.4 and ending on the third anniversary of the Commencement Date.

         SECTION 3.5. Termination by Employee. In the event that the Company breaches any of its obligations hereunder and such breach is not cured within 10 days after the Company receives notice of such breach from Employee, Employee may terminate his employment hereunder by delivering notice of termination to the Company (such termination to be effective upon delivery of such notice).

         SECTION 3.6. Termination Upon Death. Employee's employment hereunder shall automatically terminate upon his death.

         SECTION 3.7. Effect of Termination. Upon termination of Employee's employment hereunder, this Agreement, and all rights and obligations of the parties hereunder, shall terminate, subject to the following qualifications and limitations:

                  (i) such termination shall not release any party hereto from liability for any breach by it of its obligations under this Agreement prior to or in connection with such termination;

                  (ii) the Company shall continue to be obligated to pay to Employee (a) any unpaid Base Salary that accrued prior to such termination and (b) any unpaid Incentive Compensation that relates to any year that commenced prior to such termination (subject to the proration requirements set forth in Section 2.2(d) hereof);

                  (iii) the Company shall continue to have the obligations set forth in Sections 2.3(b) and 2.4 hereof with respect to expenses incurred by Employee prior to such termination; and

                  (iv) the following provisions of this Agreement shall survive the termination of Employee's employment and the termination of this
         Agreement: Sections 3.7, 4.1, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10
         and Article V.

                                   ARTICLE IV

                              Additional Agreements

                  SECTION 4.1. Representations and Warranties of Employee; Etc.
(a) Employee represents and warrants to the Company that (i) this Agreement is valid and binding upon him, and enforceable against him, in accordance with its terms, (ii) he is not bound by or subject to any contractual or other obligation that would be violated by his execution and performance of this Agreement, including, without limitation, any non-competition agreement, (iii) his execution and performance of

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this Agreement will not result in the violation of any provision of applicable law or any judgment or decree binding upon him, (iv) to his knowledge, he has no existing medical condition that could impair his ability to perform his obligations under this Agreement in any material respect, and (v) except as disclosed on Schedule 4.1 hereto, he is not the subject of any pending or, to the best of his knowledge, threatened claim, action, judgment, order or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company.

         (b) Employee acknowledges that he is not relying upon any representations or promises by the Company or any of its officers or employees regarding the amount of (or any matter that may potentially affect the amount of) his Incentive Compensation.

         SECTION 4.2. Insurance. The Company may, at its option and for its benefit, obtain insurance with respect to the death, disability or injury of Employee. Employee shall submit to such physical examinations and supply such information as may be reasonably required in order to permit the Company to obtain such insurance.

         SECTION 4.3. Confidentiality. (a) As used herein, the term "Confidential Information" with respect to any person means all trade secrets and confidential information and know-how of such person.

         (b) Employee acknowledges that in the course of his employment by the Company he will acquire Confidential Information of the Company and that such information constitutes a valuable asset of the Company. Employee shall not, without the prior written consent of the Company, while employed by the Company or any time thereafter, use or disclose or enable anyone else to use or disclose any Confidential Information of the Company (whether or not developed by

Employee), except in the normal course of performing his duties for the Company.

         (c) In the event that Employee shall at any time receive any Confidential Information of any third party in connection with his employment by the Company, he shall maintain such Confidential Information in confidence in accordance with the Company's obligations to such third party.

         (d) While employed by the Company, Employee shall not use, or disclose to other employees of the Company, any Confidential Information of his former employers, former business associates or any other third parties, unless (i) written permission has been given by such third parties to Employee permitting Employee to use and/or disclose such information and (ii) the Company approves in writing of such use and/or disclosure.

         SECTION 4.4. Return of Materials. Upon termination of Employee's employment with the Company for any reason (or prior thereto if requested by the Company), Employee shall promptly

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deliver to the Company all documents and other materials in his possession, custody or control (whether prepared by Employee or others) that relate in any manner to the past, present or anticipated business and affairs of the Company, including, without limitation, any such documents and materials that contain or constitute Confidential Information.

         SECTION 4.5. Disclosure of Works and Inventions; Assignment of Patents. Employee shall promptly disclose to the Company or its nominee any and all works, inventions, discoveries and improvements that are authored, conceived or made by Employee while employed by the Company and that relate to the business or activities of the Company, and Employee hereby assigns and agrees to assign all of his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue after Employee's employment with the Company terminates with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of his employment by the Company, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

         SECTION 4.6. Work Made for Hire. Employee acknowledges that his duties at the Company may include the preparation of materials, including written or graphic materials, and agrees that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 USC ss. 1 et seq. In the event of publication of such materials, Employee understands that since the work is a "work made for hire", the Company will solely retain and own all rights in such materials, including right of copyright.

         SECTION 4.7. Non-Solicitation of Employees. Employee shall not, while employed by the Company and during the 18-month period following the date on which Employee's employment with the Company terminates for any reason, directly or indirectly:

                  (i) solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employ of the Company; or

                  (ii) employ, or solicit for employment, on his behalf or on behalf of any other person (other than the Company), any person that is or was at any time an employee of the Company (excluding clerical employees); provided, however, that the foregoing restriction shall cease to apply to a former employee of the Company six months after he ceases to be employed by the Company.

         SECTION 4.8. Restriction on Competition. (a) As used herein, the "Specified Period" means the 12-month period

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following the date on which Employee's employment with the Company terminates for any reason; provided, however, that if the Company terminates Employee's employment hereunder pursuant to Section 3.4 hereof prior to January 1, 1998, the Specified Period shall mean the six-month period following the date on which Employee's employment is so terminated.

         (b) Employee shall not, while employed by the Company and thereafter during the Specified Period, directly or indirectly:

                  (i) solicit the trade of, or trade with, any customer or prospective customer of the Company (except during the term of his employment by the Company for the benefit of the Company); provided, however, that (x) if the Company terminates Employee's employment hereunder pursuant to Section 3.4 hereof, then commencing on the 180th day following the effective date of such termination the foregoing shall not limit trade that is not directly competitive with any aspect of the Company's computer telephony or Internet telephony business and
         (y) in all events, after the Employee's employment with the Company terminates, the foregoing shall not limit trade that is not competitive with any aspect of the Company's business; or

                  (ii) take any other action detrimental to the relationship of the Company with its employees, customers or suppliers.

         (c) Employee shall not, while employed by the Company and thereafter during the Specified Period, directly or indirectly:

                  (i) engage in any business anywhere in the world that is competitive with any aspect of the business that is being conducted, or planned, by the Company at the time Employee's employment with the Company terminates; provided, however, that, if the Company terminates Employee's employment hereunder pursuant to Section 3.4 hereof, then commencing on the 180th day following the effective date of such termination the restriction set forth in this clause (i) shall only apply to a business that is directly competitive with any computer telephony or Internet telephony business that is being conducted, or planned, by the Company at the time Employee's employment with the Company terminates; or

                  (ii) have any interest or association (including, without limitation, as a shareholder, partner, director, officer, employee, consultant, sales representative, supplier, distributor, agent or lender) in or with any person engaged in a business that Employee is prohibited from engaging in pursuant to clause (i) above; provided, however, that the foregoing shall not prohibit Employee from owning securities of any publicly traded company that is engaged in any such business as long as Employee does not own at any time 5% or more of any class of the equity securities of such company.

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         SECTION 4.9. Equitable Relief. Employee acknowledges that any remedy at law for any breach of any of the covenants contained in Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 or 4.8 hereof may be inadequate. Accordingly, the Company shall be entitled (without the necessity of showing any actual damage or posting a bond or furnishing other security) to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights under such Sections or any other relief a court might award, such rights to be cumulative with and not exclusive of any other remedy.

         SECTION 4.10. Maintenance of D&O Insurance. (a) The Company hereby covenants and agrees with Employee that, subject to Section 4.10(b) hereof, the Company shall maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") from established and reputable insurers. Subject to Section 4.10(b) hereof, the amounts of such insurance shall not be less than the amounts in effect upon the date hereof. In all policies of D&O Insurance, Employee shall be named as an insured. The Company's obligation under this Section 4.10(a) shall remain in effect as long as Employee is an officer of the Company and thereafter for seven years.

         (b) Notwithstanding the foregoing, the Company shall have no obligation to maintain D&O Insurance as provided in Section 4.10(a) hereof if the Company determines in good faith that the premium costs for such insurance are (i) disproportionate to the amount of coverage provided after giving effect to exclusions, and (ii) substantially more burdensome to the Company than the premiums charged to the Company for its D&O Insurance in effect on the date hereof. If the Company determines to discontinue maintaining D&O Insurance pursuant to this Section 4.10(b), the Company shall notify Employee of such determination at least seven days prior to discontinuing such insurance.

         (c) If the Company discontinues maintaining D&O Insurance pursuant to
Section 4.10(b) hereof, Employee, at his option, may resign his position as an officer of the Company. If Employee resigns as an officer of the Company as aforesaid, this Agreement will continue in full force and effect without modification, except that thereafter Employee will serve as a non-officer employee of the Company (with such title as the Company shall determine).

                                    ARTICLE V

                                  Miscellaneous

         SECTION 5.1. Assignment. Neither party hereto may assign its rights or delegate its duties hereunder; provided, however, that the Company may assign its rights hereunder to any subsidiary of the Company or to any person that (i) acquires substantially all of the business and assets of the Company (whether by merger, consolidation, purchase of assets or other

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acquisition transaction) and (ii) agrees in writing to assume the obligations of the Company hereunder.

         SECTION 5.2. Entire Agreement. This Agreement contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

         SECTION 5.3. Notices. All notices, requests, claims, consents, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to the Company:

                  Integrated Technology USA, Inc.
                  545 Cedar Lane
                  Teaneck, NJ 07666
                  Attention: President

         if to Employee:

                  to the address set forth in the first paragraph of this Agreement with a copy to:

                  Kirkland Grant, Esq.
                  300 Nassau Road
                  Huntington, NY 11743

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 5.4. Severability; Construction. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any court construes any portion of any of the covenants in this Agreement to be unenforceable because of its duration or the area covered, the court shall reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforced.

         SECTION 5.5. Waiver. Either party may waive compliance by the other party with any provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this

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Agreement.  No waiver of any provision shall be construed as a waiver of any other provision.  Any waiver must be in writing.

         SECTION 5.6. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         SECTION 5.7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in that state.

         SECTION 5.8. No Third Party Beneficiaries. Nothing in this Agreement shall create, or be deemed to create, any third party beneficiary rights in any person, including, without limitation, any employee of the Company other than Employee.

         SECTION 5.9. Certain Definitions. (a) The term "person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency thereof.

         (b) Whenever from the context it appears appropriate, pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

                                            INTEGRATED TECHNOLOGY USA, INC.

                                            By:
                                               ----------------------------
                                                Name:

                                                       /s/ Loren Lemke
                                               ----------------------------
                                                 Name: Loren Lemcke

                                                           Annex 1 to Employment
                                                           Agreement

                                  OPTION GRANT

             INTEGRATED TECHNOLOGY USA, INC. 1996 STOCK OPTION PLAN

          This instrument evidences that Integrated Technology USA, Inc. (the "Company"), has granted to the optionee named below ("Optionee") the stock option described below (the "Option"). The Option was granted pursuant to the Company's 1996 Stock Option Plan (the "Plan") on the grant date set forth below. A copy of the Plan is attached as Exhibit A hereto and should be read carefully.

IMPORTANT: Please sign the extra copy of this grant instrument and return it to the Company in order to confirm your acceptance of the Option and the terms set forth herein.

Optionee:                           Loren Lemcke
Grant date:                         February 10, 1997
Number of shares
  subject to option:                175,000
Purchase price per share:           $1.6875
Expiration Date:                    February 10,  2002
Terms of the option:                The Option is subject in all respect to the
                                    terms and conditions of the Plan and to the terms set forth below.

         1. General Description. Optionee has been granted an Option to purchase from the Company the number of shares of the Company's Common Stock set forth above at the purchase price per share set forth above. The Option is nonstatutory (i.e, it is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended).

         2. Time When Option Becomes Exercisable. The Option is not currently exercisable. The Option will become exercisable on a cumulative basis as provided in the following two paragraphs.

         On each date indicated below (each such date being referred to as a "Vesting Date"), the Option will become exercisable with respect to the number of shares indicated below with respect to such Vesting Date; provided, however, that if Optionee is not an employee of the Company on a Vesting Date for any reason (including, without limitation, termination of Optionee's employment by the Company for cause or convenience; Optionee's death or disability; or Optionee's voluntary resignation) the Option will not become exercisable with respect to additional shares on such Vesting Date.


                                        Number of Shares with Respect to which
Vesting Date                            Option Becomes Exercisable
------------                            ---------------------------------------
First anniversary of grant date         50,000
Second anniversary of grant date        50,000
Third anniversary of grant date         75,000

         Subject to the following sentence, if Optionee's employment with the Company terminates by reason of his death, then on the date of Optionee's death the Option will become exercisable with respect to the number of shares specified in the table above with respect to the Vesting Date immediately succeeding the date of death. The foregoing shall not apply if the date of Optionee's death is a Vesting Date or is after the third anniversary of the grant date.

         3. Termination of Option. The Option may not be exercised after the Expiration Date set forth above. The Option is subject to early termination as provided in the Plan and as hereinafter provided. The Option shall terminate immediately upon the termination of Optionee's employment with the Company, subject to the following exceptions: (i) if such termination is by reason of the death or disability of Optionee, the unexercised portion of the Option shall (subject to the Plan) continue to be exercisable for 12 months after such termination (but only to the extent, if any, that the Option is exercisable pursuant to paragraph 2 above as of the date of such termination) and (ii) if the termination is for any other reason, excluding termination for cause, the unexercised portion of such options shall (subject to the Plan) continue to be exercisable for three months after such termination (but only to the extent, if any, that the Option is exercisable pursuant to paragraph 2 above as of the date of such termination). For purposes of this paragraph 3, the term "Company" shall have the meaning given in the Plan.

         4. Procedure For Exercise. Optionee may exercise all or any portion of the Option, to the extent it is exercisable pursuant to the terms hereof, at any time and from time to time prior to its termination, by (i) delivering to the Company written notice containing the information and representations appearing on the form attached as Exhibit B hereto and (ii) paying to the Company the purchase price for the shares being purchased (such payment to be made as provided in the Plan). Notwithstanding the foregoing, the Option may not be exercised with respect to fractional shares.

         5. Withholding Taxes. As provided in the Plan, the Plan Administrator (as defined in the Plan) shall have the right to require that Optionee remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any stock pursuant to the exercise of the Option.

         6. Restrictions On Transfer. The Option may not be transferred other than by will or by the laws of descent and distribution, and during the lifetime of Optionee may be exercised only by Optionee; provided, however, that the Option may be otherwise transferred to the extent, if any, permitted by the Plan Administrator (as defined in the Plan).

         7. Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this instrument and the Plan shall be resolved in accordance with the terms of the Plan.

         IN WITNESS WHEREOF, the undersigned has executed this instrument.

                                            INTEGRATED TECHNOLOGY USA, INC.

                                            By:
                                               -----------------------------
                                                 Name:
                                                 Title:

         The undersigned by signing below confirms that the undersigned accepts the Option on the terms set forth above and that the undersigned has received a copy of the Plan.


---------------------------------------
Name:

                                                                       Exhibit B

Integrated Technology USA, INC.

Gentlemen:

         I have heretofore been granted the stock option identified below (the "Option):

                  Date of grant:
                                ------------------------------------------------

                  Exercise price per share:
                                           -------------------------------------

                  Number of shares subject
                    to option when granted:
                                           -------------------------------------

                  Number of shares currently subject to option:
                                                               -----------------

I am hereby exercising the Option with respect to the following number of shares:
       -------------------

         In connection with this exercise, [check one]

                  _____ I enlose a certified check (or bank draft or money order) in the amount of $__________;

                  _____ I am delivering irrevocable instructions to a broker to sell shares acquired upon exercise and promptly to deliver to the Company a portion of the proceeds thereof equal to the exercise price.

         I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.

---------------------------                    ----------------------------
Optionee (Signature)                           Social Security Number


---------------------------                    ----------------------------
Please print name


---------------------------                    ----------------------------
Date                                                    Address

                                                                   Schedule 4.1

         Employee has drawn the Company's attention to the third paragraph under
Item 3 of the Report on Form 10-K of Employee's current employer.

                                     20